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                                AMENDMENT NO. 6
                                      TO
                                 ULTRAK, INC.
                     1988 NON-QUALIFIED STOCK OPTION PLAN


         This Amendment No. 6 amends the Ultrak, Inc. 1988 Non-Qualified Stock Option Plan adopted by the Board of Directors (the "Board") of Ultrak, Inc., a Delaware corporation (the "Company"), on April 15, 1988, as amended effective November 1, 1991, December 28, 1993, September 27, 1996, March 30, 1999 and January 24, 2000 (the "Plan").

                                  WITNESSETH

         WHEREAS, the Plan provided that the Company may grant options to purchase up to an aggregate of 5,000,000 shares of the Company's Common Stock, no par value ("Common Stock"), pursuant to the Plan; and

         WHEREAS, Section 4(f) of the Plan provides that the number of shares of Common Stock for which options may be granted to persons participating under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or consolidation of shares of Common Stock; and

         WHEREAS, on December 17, 1993 the stockholders of the Company approved, effective December 28, 1993, a one for six reverse stock split in the form of a reclassification of the Company's Common Stock and, as a result, the authorized number of shares of Common Stock under the Plan was revised from 5,000,000 to 833,334; and

         WHEREAS, pursuant to Section 7 of the Plan, on September 27, 1996, the Board approved an increase in the number of authorized shares of Common Stock under the Plan from 833,334 to 1,000,000; and

         WHEREAS, pursuant to Section 7 of the Plan, on March 30, 1999, the Board approved an increase in the number of authorized shares of Common Stock under the Plan from 1,000,000 to 1,200,000; and

         WHEREAS, pursuant to Section 7 of the Plan, on January 24, 2000, the Board approved an increase in the number of authorized shares of Common Stock under the Plan from 1,200,000 to 1,700,000; and

          WHEREAS, pursuant to Section 7 of the Plan, on March 29, 2001, the Board approved, effective June 1, 2001, an increase in the number of authorized shares of Common Stock under the Plan from 1,700,000 to 2,200,000, and to reduce the vesting period for future options granted under the Plan from five years to three years (the "Amendments"). The stockholders of the Company approved the Amendments on June 1, 2001.

         NOW, THEREFORE, in consideration of the foregoing, effective June 1, 2001, Section 2 of the Plan is amended to read in its entirety as follows:

         "2. Stock Subject to Option. Subject to adjustment as provided in Sections 4(f) and 4(h) hereof, options under this Program ("Options") may be granted by the Company from time to time to purchase up to an aggregate of 2,200,000 shares of the Company's authorized but unissued Common Stock, provided that the number of shares that may be granted to any employee under this Program shall be reasonable in relation to the purpose of this Program. Shares that by reason of the expiration of an Option or otherwise are no longer subject to purchase pursuant to an Option granted under this Program may be re-Optioned under this Program. The Company shall not be required, upon the exercise of any such Option, to issue or deliver any shares of Common Stock prior to the completion of any such exemption, registration or other qualification of such shares under state or



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         Federal law, rule or regulation as the Company shall determine to be necessary or desirable."

         Effective June 1, 2001, Section 4(c) of the Plan is amended to read in its entirety as follows:

         "4(c). Exercise of Option. Each Option shall be exercisable at any time during the term of the Option to the extent of the total number of shares covered by the Option multiplied by thirty-three and one-third percent (33 1/3 %) and by the number of years of service (as defined below) of the Optionee. The term "years of service" means the period from the Date of Grant (unless express provision is made otherwise in Optionee's Employment Agreement or in any other written agreement between the Company and the Optionee) through each anniversary thereafter of the Optionee's continuous employment with the Company.

         Notwithstanding the foregoing, an Optionee shall be entitled to exercise the total number of shares covered by an Option if (i) Optionee dies or becomes disabled while employed by the Company; (ii) the Company is dissolved or liquidated; (iii) the Company is merged, consolidated or reorganized, and the Company is not the surviving entity; (iv) substantially all property and assets of the Company are sold or otherwise disposed of in a context other than sale of contracts for financing purposes; (v) a "Fifty Percent Acquisition" (as defined below) occurs; (vi) if the Committee or the Company's Board of Directors (the "Board") approves otherwise; or (vii) if Optionee is terminated (but not for cause) and his Employment Agreement so provides.

         A "Fifty Percent Acquisition" means a purchase or other acquisition by any individuals or entity including, but not limited to corporations, partnerships or other business organizations, whereby such individual or entity owns, immediately after, but not before, such purchase or other acquisition, more than fifty percent (50%) of the total combined voting power of the outstanding stock of the Company."

         This Amendment No. 6 to the Plan was adopted by the Board on March 29, 2001, and approved by the stockholders of the Company on June 1, 2001, to be effective June 1, 2001.



                                 _______________________________________________
                                 George K. Broady
                                 Chairman of the Board
                                 and Chief Executive Officer.



                                 _______________________________________________
                                 Chris Sharng
                                 Senior Vice President, Chief Financial Officer, and Secretary